UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 15, 2013

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On November 15, 2013, Premier Financial Bancorp, Inc. (“Premier”) and its wholly owned subsidiary Premier Bank, Inc. (“Premier Bank”) entered into a material definitive agreement with Gassaway Bancshares, Inc. (“Bancshares”) and the Bank of Gassaway (“Bank”) located in Gassaway, West Virginia whereby Premier Bank will purchase Bank for approximately $20,250,000 in cash.

Under terms of the Agreement of Share Exchange and Merger, Premier Bank will purchase all the shares of Bank common stock for approximately $20,250,000 and will subsequently merge the Bank with and into Premier Bank.  The transaction, which is subject to satisfaction of various contractual conditions and requires approval by regulatory agencies and the shareholders of Bancshares and Bank, is anticipated to close sometime in the second quarter of 2014.

Item 7.01.  Regulation FD Disclosure

On November 19, 2013, Premier issued a press release announcing its purchase of the Bank of Gassaway.  The text of that press release is included as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 99.1 – Text of press release dated November 19, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: November 20, 2013                                        Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 19, 2013 captioned “Premier Financial Bancorp, Inc. Announces Agreement to Purchase Bank of Gassaway.”